UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Chicago Bridge & Iron Company N.V.

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Meeting Information Meeting Type: Annual For holders as of: 03/13/09 Date: 05/07/09 Time: 2:00 p.m. Location: Intercontinental Amstel Hotel Amsterdam Professor Tulpplein 1 1018 GX Amsterdam, The Netherlands See the reverse side of this notice to obtain proxy materials and voting instructions. R1 CHI 1 the important information contained in the proxy materials before voting. at online materials proxy the view an overview of the more complete proxy materials that are available to you on the Internet. You may www.proxyvote.com or easily request a paper copy
(see reverse side). We encourage you to access and review all of CHICAGO BRIDGE & IRON COMPANY N.V. C/O CB&I 2103 RESEARCH FOREST DRIVE THE WOODLANDS, TX 77380 This is not a ballot. You cannot use this notice to vote these shares. This communication presents only You are receiving this communication because you hold shares in the company named above. CHICAGO BRIDGE & IRON COMPANY N.V. *** Exercise Your Right to Vote ***
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NOTICE OF AGENDA FOR
ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD MAY 7, 2009

You are hereby notified that the Annual General Meeting of Shareholders of Chicago Bridge & Iron Company N.V. (the "Company") will be held at the Intercontinental Amstel Hotel Amsterdam, Professor Tulpplein 1, 1018 GX Amsterdam, The Netherlands, at 2:00 P.M. local time, on Thursday, May 7, 2009, for the following purposes:

1. To elect three members of the Supervisory Board to serve until the Annual General Meeting of Shareholders in 2012. The Supervisory Board recommends the election of Philip K. Asherman, L. Richard Flury and W. Craig Kissel to fill these positions;
2. To authorize the preparation of our Dutch statutory annual accounts and the annual report of our Management Board in the English language and to adopt our Dutch statutory annual accounts for the year ended December 31, 2008;
3. To discharge the sole member of the Management Board from liability in respect of the exercise of its duties during the year ended December 31, 2008;
4. To discharge the members of the Supervisory Board from liability in respect of the exercise of their duties during the year ended December 31, 2008;
5. To approve the final dividend for the year ended December 31, 2008 in an amount of $0.16 per share;
6. To approve the extension of the authority of our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 10% of our issued share capital until November 7, 2010 on the open market, through privately negotiated transactions or in one or more self tender offers for a price per share not less than the nominal value of a share and not higher than 110% of the most recent available (as of the time of repurchase) price of a share on any securities exchange where our shares are traded.
7. To appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009;
8. To amend our Articles of Association to provide that the mandatory retirement date of directors who attain the age of seventy-two will be the day on which the annual meeting is held in the financial year following the year during which such director reaches the age of seventy-two;
9. To approve the amendment of the 2008 Long-Term Incentive Plan;
10. To approve the amendment of the Chicago Bridge & Iron 2001 Employee Stock Purchase Plan;
11. To approve the extension of the authority of the Supervisory Board to issue and/or grant rights to acquire shares (including options to subscribe for shares), never to exceed the number of authorized but unissued shares, and to limit or exclude the preemptive rights of shareholders of the Company until May 7, 2014.

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David A. Delman Secretary offices at Oostduinlaan 75, 2596 JJ The Hague, The Netherlands. Copies of these documents can also be obtained free of charge by request to the address above. Association, are available for inspection by shareholders free of charge at our principal executive shareholders by Dutch law as well as a copy of the draft deed of amendment of our Articles of Statement containing certain information relating to the Annual Meeting required to be provided to Our Dutch statutory annual accounts and the annual report of the Management Board, our Proxy Other Agenda Item To discuss the dividend policy.